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                                                                    EXHIBIT (21)


                                   EXHIBIT 21
                         NBD BANCORP, INC. SUBSIDIARIES
                             (Direct and Indirect)

Bank Holding Company Subsidiaries           Jurisdiction of Organization
- ---------------------------------           ----------------------------
NBD Illinois, Inc.                                   Delaware
NBD Indiana, Inc.                                    Delaware

Bank Subsidiaries                           Jurisdiction of Organization
- -----------------                           ----------------------------

NBD Bank, N.A. (Detroit, MI)                         U.S.A.
NBD Bank, N.A. (Indianapolis, IN)                    U.S.A.
NBD Bank (Columbus, OH)                              Ohio
NBD Bank (Elkhart, IN)                               Indiana
NBD Bank (Wheaton, IL)                               Illinois
NBD Bank, FSB (Venice, FL)                           U.S.A.
NBD Bank, Canada                                     Canada
NBD Skokie Bank, N.A.                                U.S.A.
National Bank of Detroit-Dearborn                    U.S.A.

Bank-Related Subsidiaries                   Jurisdiction of Organization
- -------------------------                   ----------------------------

Charter Agency, Inc.                                 Illinois
Charter Oak Insurance Agency of Michigan, Inc.*      Michigan
Consumer Marketing Services, Inc.                    Indiana
Corporate Funding, Inc.                              Michigan
FNW Capital, Inc.                                    Illinois
INB Network Corporation                              Indiana
International Bank of Detroit                        U.S.A.
Midwest Commerce Investments Corp.                   Indiana
NBD Brokerage Services, Inc.                         Indiana
NBD Community Development Corporation                Michigan
NBD Equipment Finance, Inc.                          Delaware
NBD Equity Corp.                                     Michigan
NBD Financial Services of Michigan, Inc.             Michigan
NBD Indiana Properties, Inc.                         Indiana
NBD Insurance Agency, Inc.                           Michigan
NBD Insurance Company                                Arizona
NBD Leasing, Inc.                                    Indiana
NBD Mortgage Company                                 Delaware
NBD Neighborhood Revitalization Corporation          Indiana
NBD Real Estate Services, Inc.                       Indiana
NBD Securities, Inc.                                 Michigan
NBD Service Corp.                                    Delaware
NBD Transportation Company                           Michigan
NBD Trust Company of Florida, N.A.                   U.S.A.

*All subsidiaries are wholly-owned, except for Charter Oak which is 80% owned.